Exhibit 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 18, 2026, by and among WT Realty Group Inc., a Delaware corporation (the “Company”), FortuneX Acquisition Corporation, a Cayman Islands exempted company (the “SPAC” and, after the Domestication, “PubCo”), and the undersigned shareholders of the Company who hold Subject Shares (such shareholders, the “Company Shareholders”).

WHEREAS, the Company, SPAC and FortuneX Merger Sub Inc., a Delaware corporation (the “Merger Sub”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “BCA”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the BCA) pursuant to which, among other things, SPAC will domesticate from the Cayman Islands into the State of Delaware and become PubCo (the “Domestication”), and Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation and becoming a wholly-owned subsidiary of PubCo; and

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the sole legal owner of the number of (i) outstanding shares of Class A common stock of the Company (“Company Class A Common Stock”) and (ii) outstanding shares of Class B common stock of the Company (“Company Class B Common Stock”), in each case, set forth opposite such Company Shareholder’s name on Schedule A hereto, and such Company Shareholder does not own any other Company Class A Common Stock or Company Class B Common Stock, (such shares of Company Class A Common Stock and Company Class B Common Stock owned by the Company Shareholders, together with any additional shares of Company Common Stock acquired by such Company Shareholders after the date hereof and prior to the termination of this Agreement pursuant to Section 5.2, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the BCA, SPAC and the Company have requested that each Company Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the BCA, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Company Shareholder

Each Company Shareholder hereby represents and warrants, severally and not jointly, to the Company and the SPAC as follows:

1.1 Organization and Standing; Authorization. Such Company Shareholder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Company Shareholder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware or other state of its formation, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Company Shareholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Company Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Company Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Company Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company Shareholder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents of such Company Shareholder, if and as applicable (collectively, the “Organizational Documents”), (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to such Company Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company Shareholder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Company Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Company Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Company Shareholder has beneficial ownership of the Subject Shares set forth opposite such Company Shareholder’s name on Schedule A hereto, and all such Subject Shares are owned by such Company Shareholder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of the Company or applicable federal or state securities laws. Other than the Subject Shares, such Company Shareholder does not legally own any other shares of Company Class A Common Stock or Company Class B Common Stock. Such Company Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Organizational Documents of the Company.

1.6 Business Combination Agreement. Such Company Shareholder understands and acknowledges that SPAC and the Company are entering into the BCA in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder has received a copy of the BCA and is familiar with the provisions of the BCA.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Company Shareholders and the Company as follows:

2.1 Organization and Standing. SPAC is a Cayman Islands exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of Organizational Documents of SPAC, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Company Shareholders and SPAC as follows:

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, subject to obtaining the Company Stockholder Approval, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Company Shareholders

Each Company Shareholder covenants and agrees with the Company and the SPAC during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of the Transactions. Each Company Shareholder shall, promptly upon request and in any event by the Company Stockholder Written Consent Deadline, execute and deliver the Company Stockholder Written Consent in favor of the approval and adoption of the Business Combination Agreement and the Transactions, including the Domestication, the Merger and the other transactions contemplated thereby, and shall not revoke or withdraw such written consent.

(b) Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Company Shareholder’s vote, consent or other approval is sought, such Company Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the BCA and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company or any public offering of any shares of the Company, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Proposal relating to the Company, and (iii) other than any amendment to Organizational Documents of the Company expressly permitted under the terms of the BCA, any amendment of Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the BCA or any other Additional Agreement, the Merger, or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c) Revoke Other Proxies. Such Company Shareholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of the Company.

4.2 No Transfer. Other than (1) pursuant to this Agreement, (2) upon the consent of SPAC or (3) to an Affiliate of such Company Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as such Company Shareholder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Company Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Transactions, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of the Company, (iii) take any action that would make any representation or warranty of such Company Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Company Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Company Shareholder agrees with, and covenants to, SPAC and the Company that such Company Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 No Solicitation. Prior to the termination of this Agreement pursuant to Section 5.2, each Company Shareholder agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the SPAC, the Company, Merger Sub, the Company’s and SPAC’s Affiliates and their respective Representatives) any nonpublic information relating to the Company or its Subsidiaries, in connection with any Acquisition Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Acquisition Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Acquisition Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (“SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of the Company capital stock intending to facilitate any Acquisition Proposal or cause any holder of shares of Company capital stock not to execute the Company Stockholder Written Consent or not to vote to adopt the BCA and approve the Merger and the other Transactions, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal or (vii) otherwise resolve or agree to do any of the foregoing. Each Company Shareholder shall promptly (and in any event within 48 hours) notify SPAC after receipt by such Company Shareholder of any Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Thereafter, such Company Shareholder shall keep the SPAC reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Company Shareholder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Company Shareholder or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Proposal. Notwithstanding anything contained herein to the contrary, (i) no Company Shareholder shall be responsible for the actions of the Company or its board of directors (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (ii) no Company Shareholder makes any representations or warranties with respect to the action of any of the Company Related Parties and (iii) any breach by the Company of its obligations under the BCA shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Company Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party)) of this Section 4.3.

4.4 Support of the Transactions. Prior to the termination of this Agreement pursuant to Section 5.2, such Company Shareholder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Transactions set forth under the BCA.

4.5 Waiver of Appraisal and Dissenters’ Rights. Such Company Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights as provided under the DGCL and any other similar statute in connection with the Transactions and the BCA.

4.6 New Shares. Any additional shares of Company Common Stock acquired by such Company Shareholder prior to the Closing through any stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange of shares or similar change (collectively, the “New Securities”) shall be deemed Subject Shares, including all such stock dividends and distributions and any shares of Company Common Stock into which or for which any or all of the Subject Shares may be changed or exchanged.

4.7 Amendments to the BCA. Notwithstanding anything to the contrary in this Agreement or the BCA, no amendment, modification, supplement or waiver to the BCA that (i) reduces or changes the Per Share Merger Consideration or Per Share Series A Merger Consideration payable in respect of the Subject Shares, (ii) adversely affects the rights, preferences or privileges of the Company Class B Common Stock or the holders thereof, (iii) adversely affects the governance or control rights set forth in PubCo’s Organizational Documents as contemplated by the BCA or the Additional Agreements, (iv) increases the obligations, liabilities or commitments of the Company Shareholders under this Agreement, the BCA or any Additional Agreement, or (v) extends the Outside Date, shall be effective or binding upon any Company Shareholder unless such amendment, modification, supplement or waiver has been approved in writing by Company Shareholders holding at least a majority in interest of the Subject Shares held by Company Shareholders who are adversely affected thereby. For the avoidance of doubt, any purported amendment, modification, supplement or waiver to the BCA that would have any of the effects described in clauses (i) through (v) above and that is made without obtaining the prior written consent required by this Section 4.7 shall not be binding upon any non-consenting Company Shareholder.

ARTICLE V

Additional Agreements of the Parties

5.1 Release.

(a) Release by Company Shareholders. Each Company Shareholder on its own behalf, and each of its and their successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Shareholder Releasor or (ii) all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the Merger Effective Time, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party: (A) arising under this Agreement, the BCA, the Additional Agreements, or the Company’s Organizational Documents; (B) for indemnification or contribution, in any Shareholder Releasor’s capacity as an officer or director of the Company, PubCo or any of their respective Subsidiaries, including any rights to advancement of expenses or coverage under any directors’ and officers’ liability insurance policy; (C) arising under any then-existing insurance policy of the Company or any of its Subsidiaries; (D) pursuant to a contract and/or Company or any of its Subsidiaries policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time; (E) for any claim for Fraud; (F) relating to any loans, promissory notes or other amounts owed by the Company or any of its Subsidiaries to such Shareholder Releasor; (G) relating to any compensation, severance, bonus, equity incentive or other benefit arrangement between such Shareholder Releasor and the Company or any of its Subsidiaries; (H) relating to the Call Option (as defined in the Sponsor Support Agreement) or any rights thereunder; or (I) that such Shareholder Releasor will have following the Merger Effective Time in his, her or its capacity as a shareholder of PubCo.

(b) Release by the Company and SPAC. The Company and SPAC, each on its own behalf and on behalf of its Subsidiaries and each of their respective successors, assigns, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Company/SPAC Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby do, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Company Shareholder and each of such Company Shareholder’s successors, assigns, heirs, executors, Affiliates, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (i) any and all obligations or duties such Company Shareholder has prior to or as of the Merger Effective Time to such Company/SPAC Releasor or (ii) all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company/SPAC Releasor has prior to or as of the Merger Effective Time, against any Shareholder Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Shareholder Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party: (A) arising under this Agreement, the BCA, the Additional Agreements, or the Company’s Organizational Documents; (B) pursuant to a contract and/or Company or any of its Subsidiaries policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time; (C) for any claim for Fraud; (D) relating to any loans, promissory notes or other amounts owed by such Company Shareholder to the Company or any of its Subsidiaries; or (E) relating to any compensation, severance, bonus, equity incentive or other benefit arrangement between such Company Shareholder and the Company or any of its Subsidiaries.

5.2 Termination. This Agreement shall terminate upon the earlier of (i) the Merger Effective Time (provided, however, that upon such termination, Section 4.5, Section 4.7, Section 5.1, Section 5.2, and Article VI shall survive indefinitely) and (ii) the termination of the BCA in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a Willful Breach of this Agreement.

5.3 Further Assurances. Each Company Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the BCA and the other Additional Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the DGCL) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Transactions.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with Section 11.02 of the BCA and to such Company Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Company Shareholders authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Company Shareholder’s identity and ownership of the Subject Shares and the nature of the Company Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure SPAC and the Company have provided the Company Shareholder with an opportunity to review and comment on such announcement or disclosure, which comments SPAC and the Company will consider in good faith.

6.3 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.4 Miscellaneous. The provisions of Article XI of the BCA are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

FortuneX Acquisition Corporation (as SPAC and, after the Domestication, PubCo)

Signature:	/s/ Daniel M. McCabe
Name:	Daniel M. McCabe
Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

WT REALTY GROUP INC.

Signature:	/s/ Tiffany Xu
Name:	Tiffany Xu
Title:	CEO

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANY SHAREHOLDERS:

Signature:	/s/ Winnie Weiying Luo
Name:	Winnie Weiying Luo
Title:	Shareholder

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANY SHAREHOLDERS:

Signature:	/s/ Guanyu Chen
Name:	Guanyu Chen
Title:	CEO

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANY SHAREHOLDERS:

Signature:	/s/ Tiffany Xu
Name:	Tiffany Xu
Title:	CEO

[Signature Page to Company Shareholder Support Agreement]

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